CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Garb Oil and Power Corporation (the “Company”) on Form 10-Q (SB) for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report) I, John C. Brewer, CEO and Principal Executive, Financial and Accounting Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	11/13/07	By: /s/ John C Brewer_________
John C Brewer, President and

Principal Executive, Financial and Accounting Officer